Exhibit 10.5

Clawback Policy for Awards under the Performance Incentive Plan as of February 2017

1.	Per Section VIII(c) of the Performance Incentive Plan (Recapture of Awards), the following policy shall apply with effect from February 15, 2017.

2.	In addition to any requirement of applicable law, regulation or listing standard, the Company in its sole discretion, may require that any compensation paid or payable under the Performance Incentive Plan be forfeited if not paid or be repaid to the Employer if already paid, if, in the sole judgment of the Company, an Employee engages in a “Prohibited Activity” (as defined below) at any time while employed, or within one year after termination of the Employee’s employment from the Company and/or a Subsidiary, or within one year after the payment of the award, whichever occurs latest.

3.	This policy is not intended to limit the Employee’s ability to make disclosures to, or initiate or participate in communications with, the EEOC, the NLRB, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission.

4.	Prohibited Activities are:

(a)	Non-Disparagement – making any statement, written or verbal, in any forum or media, or taking any action in disparagement of the Company, a Subsidiary and/or any Affiliate thereof, including but not limited to negative references to the Company or its products, services, corporate policies, or current or former officers or employees, customers, suppliers, or business partners or associates;

(b)	No Publicity – publishing any opinion, fact, or material, delivering any lecture or address, participating in the making of any film, radio broadcast or television transmission, or communicating with any representative of the media relating to confidential matters regarding the business or affairs of the Company, a Subsidiary and/or any Affiliate which the Employee was involved with during the Employee’s employment ;

(c)	Non-Disclosure of Trade Secrets – failure to hold in confidence all Trade Secrets of the Company, a Subsidiary and/or any Affiliate that came into the Employee’s knowledge during the Employee’s employment by the Company, a Subsidiary or any Affiliate, or disclosing, publishing, or making use of at any time such Trade Secrets, where the term “Trade Secret” means any technical or non-technical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers or other information similar to any of the foregoing, which (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

(d)	Non-Disclosure of Confidential Information – failure to hold in confidence all Confidential Information of the Company, a Subsidiary and/or any Affiliate that came into the Employee’s knowledge during the Employee’s employment by the Company, a Subsidiary or any Affiliate, or disclosing, publishing, or making use of such Confidential Information, where the term “Confidential Information” means any data or information, other than Trade Secrets, that is valuable to the Company and not generally known to the public or to competitors of the Company;

(e)	Return of Materials – failure of the Employee, in the event of the Employee’s termination of employment for any reason, promptly to deliver to the Company all memoranda, notes, records, manuals or other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, containing Trade Secrets or Confidential Information regarding the Company’s business, whether made or compiled by the Employee or furnished to the Employee by virtue of the Employee’s employment with the Company, a Subsidiary or any Affiliate, or failure promptly to deliver to the Company all vehicles, computers, credit cards, telephones, handheld electronic devices, office equipment, and other property furnished to the Employee by virtue of the Employee’s employment with the Company, a Subsidiary or any Affiliate;

(f)	Non-Compete – rendering services for any organization which, or engaging directly or indirectly in any business which, in the sole judgment of the Compensation Committee, in the case of an Executive, or the Management Committee, in case of other Employees, or the Chief Executive Officer of the Company or any senior officer designated by the Compensation Committee, is or becomes competitive with the Company;

(g)	Non-Solicitation – soliciting or attempting to solicit for employment for or on behalf of any corporation, partnership, or other business entity any employee of the Company with whom the Employee had professional interaction during the last twelve months of the Employee’s employment with the Company, a Subsidiary or any Affiliate; or

(h)	Violation of Company Policies – violating any written policies of the Company or a Subsidiary applicable to the Employee, including without limitation the Company’s insider trading policy.